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EN POINTE TECHNOLOGIES, INC.
STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
EXHIBIT 11.2

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                                                                               Three Months ended
                  PRIMARY                                                          December 31,
                                                                        ---------------------------------
    (in thousands, except per share data)                                    1996               1995
                                                                        --------------     --------------
Net income                                                              $        1,187     $          702
                                                                          ------------       ------------
                                                                          ------------       ------------
Basis for computation of primary earnings
per common and common equivalent share:

Weighted average number of shares
outstanding during period                                                        5,645              3,350

Weighted average (incremental) common
share equivalents after considering the effects
of options and warrants , exercised and
canceled during the period and after assumed
repurchase of treasury shares                                                      139                 60

                                                                          ------------       ------------
Total weighted shares                                                            5,784              3,410
                                                                          ------------       ------------
                                                                          ------------       ------------

Earnings per share                                                      $         0.21     $         0.21
                                                                          ------------       ------------
                                                                          ------------       ------------


                                                                                Three Months ended
               FULLY DILUTED                                                        December 31,
                                                                         ---------------------------------
     (in thousands, except per share data)                                    1996               1995
                                                                         --------------     --------------
Net income                                                              $        1,187     $          702
                                                                          ------------       ------------
                                                                          ------------       ------------

Basis for computation of primary earnings per common and common equivalent share:

Weighted average number of shares
outstanding during period                                                        5,645              3,350

Weighted average (incremental) common
share equivalents after considering the effects
of options and warrants , exercised and
canceled during the period and after assumed
repurchase of treasury shares                                                       84                 60

                                                                          ------------       ------------
Total weighted shares                                                            5,729              3,410
                                                                          ------------       ------------
                                                                          ------------       ------------

Earnings per share                                                      $         0.21     $         0.21
                                                                          ------------       ------------
                                                                          ------------       ------------


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